Business Growth Program

The Business Growth Program (“BGP”) is a part of The Procter & Gamble Company’s (the “Company” or “P&G”) long-term incentive plan and is designed to provide additional focus on key Company measures for top executives with senior management responsibility for total Company results. Awards are made pursuant to the authority delegated by the Board of Directors to the Compensation & Leadership Development Committee (the “Committee”) for awarding additional remuneration and the 2001 Stock and Incentive Compensation Plan.

I. ELIGIBILITY

The Chief Executive and those principal officers recommended by management and approved by the Committee may participate.

II. CALCULATION

A BGP Award may be payable for a three-year performance period starting on July 1 of the first year and ending on June 30 three years later (“Performance Period”). Interim awards may also be payable at the conclusion of the first and second years of the program. The Committee reviews and approves awards relative to the base period of the fiscal year preceding the first fiscal year of the Performance Period unless adjusted for the reasons set forth below. It assesses Company performance according to the pre-established financial measures of diluted earnings per share (“EPS”) growth and operating total shareholder return (“OTSR”).

Adjustments may be made for significant acquisitions and divestitures, major equity investments, or other unusual items not reflected in the Company’s operating plan or base year results. In all cases, the Committee retains discretion to determine whether certain items should be included or excluded from award calculations and to verify that awards are appropriate and consistent with the long-term interests of shareholders. The Committee has the discretion to change the duration of the Performance Period. The Committee may reduce the Three Year Award if it determines that payouts do not correspond to actual business results.

•	The Three-Year Award is calculated as: (Award Payout Factor) X (Participant's Target Award).

The Award Payout Factor ranging from 0% to 200% is assessed relative to a performance level of EPS growth and OTSR.

A Participant’s Target Award is based on a multiple of the executive’s base salary at the beginning of any Performance Period. For the Chairman of the Board and Chief Executive the target is two times base salary, times the number of years participating in the Performance Period. For all others, the target is one times base salary times the number of years participating in the Performance Period.

•
Interim Awards are payable only if EPS growth and OTSR meet or exceed targets relative to the base period at the end of the first year and the first two years combined, respectively. Interim awards are calculated using the same factors as the three-year award. However, each interim award is only a partial progress payment, paid at 30% of the full three-year calculation. Any interim payments are subtracted from the full three-year award when calculating the final BGP payment.

III. TIMING AND FORM

BGP awards are delivered on or about September 15th for the fiscal year just completed. Each year’s award, if payable, will be delivered half in three-year restricted stock units and half in cash. Participants may elect to receive restricted stock units, deferred compensation, or stock options (in special cases where RSUs are impractical due to local taxing) in place of the cash portion. Any award or portion of an award paid in restricted stock units, stock options, or other equity shall be awarded pursuant to this program and the terms and conditions of the 2001 Stock and Incentive Compensation Plan or any successor stock plan approved in accordance with applicable listing standards, as they may be revised from time to time.

The award form choices and relevant considerations are explained in payment preference materials generally in the form of Appendix 1. Participants receive written notice of their award detailing the calculation, generally in the form of Appendix 2. The grant letters are generally in the form of Appendix 3.

IV. SEPARATION FROM THE COMPANY

•	Retirement, death or disability:
o
If prior to completion of a fiscal year, the Chief Executive may allow an interim payment (typically if worked more than six months in the year) based on that year’s earned amount. Any such payment will be paid on the timing described above, and will be adjusted (if necessary) when the final payout is made at the end of the Performance Period.

o
If after completion of fiscal year, an interim payment based on that year’s earned amount will be paid on the timing described above and adjusted (if necessary) when the final payout is made at the end of the Performance Period.

•	Special Separation with a Separation Package:
o	If prior to completion of the fiscal year, no interim or final payment will be paid.
o
If after the completion of the fiscal year, the Chief Executive may exercise discretion in allowing the payment of the completed year’s payment. No final payment will be made at the end of the Performance Period.

•	Voluntary resignation or termination for cause:
o	Prior to the completion of Performance Period, forfeit any award.
o	After completion of Performance Period but prior to payment date, final award will be paid.

V. CHANGE IN CONTROL

Notwithstanding the foregoing, if there is a Change in Control in any fiscal year, BGP awards will be calculated in accordance with Section II above, but each factor will be calculated for the period from the beginning of the fiscal year in which a Change in Control occurred up to and including the date of such Change in Control (“CIC Period”) and each target will be prorated at the time of Change in Control. “Change in Control” shall have the same meaning as defined in the 2001 Stock and Incentive Compensation Plan.

VI. GENERAL TERMS AND CONDITIONS

While any interim or final payout received by an individual for any year under this program shall be considered as earned remuneration in addition to salary paid, it shall be understood that this plan does not give to any officer or employee any contract rights, express or implied, against any Company for any BGP award or future interim or final payout, or for compensation in addition to the salary paid to him or her, or any right to question the action of the Board of Directors or the Committee.

Each award made to the Chief Executive, Vice-Chairs, Group Presidents, Presidents, Global Function Heads and Senior Vice Presidents and equivalents made pursuant to this plan is subject to the Senior Executive Recoupment Policy adopted by the Committee in December 2006.

This program document may be amended at any time by the Committee.

2/13/07

Appendix 1: Payment Preference Materials for BGP / STAR Awards

[DATE]
[NAME]

Subject: Preferences for [YEAR] STAR and BGP Payments and Deferred Compensation Choices

Your choices for the awards are:

September [YEAR] STAR Award
•	Cash
•	Stock Options
•	Restricted Stock Units (for BGP participants only) - no forfeiture provision
•	Deferred Compensation (for BGP participants only)

September [YEAR] BGP Award (if applicable)
•	Three-Year Restricted Stock Units (50% of award required in this form)
•	Cash, Restricted Stock Units - no forfeiture provision, or Deferred Compensation (50% of award subject to this election)

Attached you will find an election form to be returned to [NAME].

Please keep the following in mind as you consider your choices:
•	It is recommended that you consult legal/tax/financial advisors to determine the appropriate award form(s) for your personal situation.
•	While your selection will be given consideration, it is not binding on the Company until approved by the Compensation & Leadership Development Committee of the Board of Directors.

IF YOU MISS THE [DATE] DEADLINE, YOU WILL RECEIVE THE DEFAULT (CASH).

[NAME]

[YEAR] EXECUTIVE COMPENSATION AWARD FORM PREFERENCES

[YEAR] STAR Award Payable [DATE] [YEAR] Preference Selection
Cash	______%
Stock Options	______%
Restricted Stock Units	______%	_______________ (Select year you want shares delivered, e.g., [YEAR], or one year after retirement)
Deferred Compensation	_____%
Total	100%

[YEAR] Payment BGP Award Payable [YEAR] Preference Selection
(Complete for remaining 50%)
Three-Year Restricted Stock Units (if you leave the Company within 3 years of grant for reasons other than retirement, you forfeit these units)	____50% (required)	_______________ (Select year you want shares delivered, e.g., [three years after grant date, any year later than three years after grant date, or one year after retirement)
Cash	______%
Restricted Stock Units	______%	_______________ (Select year you want shares delivered, e.g., [YEAR], or one year after retirement)
Deferred Compensation	______%
Total	100%

•	You must be an active employee as of the award date to receive any non-cash award
•	All elections are irrevocable after [DATE].

____________________________________________ ________________________
Signature      Date

Return form to [NAME]

Appendix 2: BGP Award Letter (Three-Year Award example)

[DATE]

TO: [NAME]

Your award is calculated by multiplying your three-year target times the payout factor and subtracting any interim payments made to you in Year 1 and Year 2.

Three-Year Target:	$[NUMBER]
Payout Factor:	[NUMBER]%
Total Award:	$[NUMBER]
Interim Payment Year 1:	$[NUMBER]
Interim Payment Year 2:	$[NUMBER]
Final BGP Payment:	$[NUMBER]

Your final BGP award is $[NUMBER]. You will receive 50% of your award in three-year restricted stock units consistent with the program design. The other 50% will be delivered in the form shown below which you designated in your previous election(s). Your award will be paid on September 15.

Payment Preference
3-Year RSUs:	[NUMBER]
Cash:	$[NUMBER]
RSUs:	[NUMBER]
Deferred Compensation:	$[NUMBER]

Thank you for your leadership in achieving outstanding business and organizational results during the past three years.

[NAME]

Appendix 3: Grant Letter for BGP Award in Restricted Stock Units

[DATE]
[NAME]

Subject: Award of Restricted Stock Units - BGP [Three-Year / Elected]

This is to advise you that The Procter & Gamble Company, an Ohio corporation, is awarding you with Restricted Stock Units, on the dates and in the amounts listed below, pursuant to The Procter & Gamble 2001 Stock and Incentive Compensation Plan, and subject to the attached Statement of Terms and Conditions Form [CODE]

Grant Date:	[DATE]
Forfeiture Date [for Three-Year RSUs only]:	[DATE]
Original Settlement Date:	[DATE]
Number of Restricrted Stock Units:	[NUMBER]

Paragraph 3(a) of Statement of Terms and Conditions Form [CODE] is not waived.

As you will see from the Statement of Terms and Conditions Form [CODE], under certain circumstances you may agree with The Procter & Gamble Company to delay the settlement of your Restricted Stock Units beyond the Original Settlement Date. You may want to consult your personal tax advisor before making a decision about this matter.

THE PROCTER & GAMBLE COMPANY
[NAME]

☐
I hereby accept the Award of Restricted Stock Units set forth above in accordance with and subject to the terms of The Procter & Gamble 2001 Stock and Incentive Compensation Plan and the attached Statement of Terms and Conditions for Restricted Stock Units, with which I am familiar. I agree that the Award of Restricted Stock Units, The Procter & Gamble 2001 Stock and Incentive Compensation Plan, and the attached Statement of Terms and Conditions for Restricted Stock Units together constitute an agreement between the Company and me in accordance with the terms thereof and hereof, and I further agree that any legal action related to this Award of Restricted Stock Units may be brought in any federal or state court located in Hamilton County, Ohio, USA, and I hereby accept the jurisdiction of these courts and consent to service of process from said courts solely for legal actions related to this Award of Restricted Stock Units.

☐	I hereby reject the Award of Restricted Stock Units set forth above.

_________________________________________________________________________
Date                                     Signature